EXHIBIT 1.2

Pricing Agreement

Banco Santander, S.A. Ciudad Grupo Santander Avenida de Cantabria s/n Edificio Encinar, 28660, Boadilla del Monte, Madrid, Spain	Citigroup Global Markets Limited Citigroup Centre, Canada Square Canary Wharf London E14 5LB United Kingdom
Credit Suisse Securities (Europe) Limited One Cabot Square London, E14 4QJ United Kingdom	J.P. Morgan Securities plc 25 Bank Street Canary Wharf London E145JP United Kingdom
NatWest Markets plc 36 St Andrew Square Edinburgh, EH2 2YB United Kingdom

(collectively, the “Underwriters”)

November 9, 2020

Ladies and Gentlemen:

NatWest Group plc, a public limited company incorporated under the laws of, and registered in, Scotland (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated November 9, 2020 (the “Underwriting Agreement”) among the Company on the one hand and the several Underwriters on the other hand, to issue and sell to the Underwriters or to purchasers procured by them, the securities specified in Schedule II hereto (the “Contingent Capital Notes”).

Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Disclosure Package and/or the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Disclosure Package and/or the Prospectus (each as therein defined), as the case may be, and also a representation and warranty as of the date of this Pricing Agreement in relation to the Disclosure Package and/or the Prospectus (as amended or supplemented), as the case may be, relating to the Contingent Capital Notes which are the subject of this Pricing Agreement. Each reference to the Underwriters in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Contingent Capital Notes, in the form heretofore delivered to you is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein (including Schedules I and II hereto) and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, or to purchasers procured by them, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, or to procure purchasers to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Contingent Capital Notes set forth opposite the name of such Underwriter in Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us one counterpart hereof, and upon acceptance hereof by each of you, this letter and such acceptances hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company.

The Underwriters agree as among themselves that they will be bound by and will comply with the Master Agreement Among Underwriters dated March 5, 2020 governing the relationship among NatWest Markets Securities Inc. and the underwriters parties thereto (the “Agreement Among Underwriters”) with respect to the Contingent Capital Notes and further agree that (so far as the context permits) references in the Agreement Among Underwriters to “Underwriter” shall refer to the Underwriters herein.

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Very truly yours,

NATWEST GROUP PLC

By:	/s/ Donal Quaid
	Name:	Donal Quaid
	Title:	NatWest Group Treasurer

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Accepted as of the date hereof:

BANCO SANTANDER, S.A

By:	/s/ Anna D’Ercole
	Name:	Anna D’Ercole
	Title:	Executive Director

By:	/s/ Ali Nauman
	Name:	Ali Nauman
	Title:	Vice President

CITIGROUP GLOBAL MARKETS LIMITED

By:	/s/ Annabel Ballance
	Name:	Annabel Ballance
	Title:	Delegated Signatory

CREDIT SUISSE SECURITIES (EUROPE) LIMITED

By:	/s/ Eralda Tirana
	Name:	Eralda Tirana
	Title:	Director

By:	/s/ Thomas Blackmore
	Name:	Thomas Blackmore
	Title:	Director

J.P. MORGAN SECURITIES PLC

By:	/s/ Raphael Gindre
	Name:	Raphael Gindre
	Title:	ED

NATWEST MARKETS PLC

By:	/s/ James Marriott
	Name:	James Marriott
	Title:	Managing Director, Head of DCM – FI & SSA

SCHEDULE I

		Principal Amount of Contingent Capital Notes to be Purchased

Banco Santander, S.A.		£75,000,000
Citigroup Global Markets Limited		£75,000,000
Credit Suisse Securities (Europe) Limited		£75,000,000
J.P. Morgan Securities Limited		£75,000,000
NatWest Markets plc		£700,000,000
	Total:	£1,000,000,000

SCHEDULE II

Capitalized terms used herein, unless otherwise stated, shall have the meaning set forth in the Underwriting Agreement.

Title of Contingent Capital Notes:

£1,000,000,000 5.125% Reset Perpetual Subordinated Contingent Convertible Additional Tier 1 Capital Notes (the “Contingent Capital Notes”).

Aggregate principal amount of Contingent Capital Notes:

£1,000,000,000 principal amount of the Contingent Capital Notes.

Price to Public:

100.000% of the principal amount of the Contingent Capital Notes.

Purchase Price by Underwriters:

99.325% of the principal amount of the Contingent Capital Notes.

Underwriting Commission:

0.675% for the Contingent Capital Notes.

Form of Securities:

Book-entry only form represented by one or more global notes deposited with a custodian for Euroclear Bank SA/NV and Clearstream Banking, S.A., as the case may be.

Specified funds for payment of purchase price:

Wire transfer of immediately available funds.

Applicable time:

10:05 a.m. (New York time), November 9, 2020.

Time of Delivery:

9:30 a.m. (New York time), November 12, 2020.

Indenture:

Contingent Convertible Securities Indenture dated as of August 10, 2015, between the Company and The Bank of New York Mellon, acting through its London Branch, as Trustee, as amended and supplemented by the Fifth Supplemental Indenture dated as of August 19, 2020 and one or several supplemental indentures to be dated on or around November 12, 2020.

Issue Date:

November 12, 2020.

Maturity Date:

The Contingent Capital Notes are perpetual securities and have no fixed maturity date.

Interest Rate for the Contingent Capital Notes:

From and including the Issue Date to but excluding November 12, 2027 (the “First Reset Date”), 5.125% per annum.

From an including the First Reset Date and each Reset Date thereafter to but excluding the next succeeding Reset Date, interest will accrue on the Contingent Capital Notes at a rate per annum equal to the sum of the applicable Reference Bond Rate on the relevant Reset Determination Date and 4.985%, converted to a quarterly rate in accordance with market convention (rounded to two decimal places, with 0.005 being rounded down).

Reset Date:

The First Reset Date and every fifth anniversary thereafter.

Reset Determination Date:

The second Business Day immediately preceding each Reset Date.

Reference Bond Rate:

The determination of the applicable Reference Bond Rate is subject to the provisions set forth under “Description of the Contingent Capital Notes—Interest” in the Preliminary Prospectus Supplemented dated November 9, 2020, Final Prospectus Supplement dated on or about November 9, 2020 and Base Prospectus dated December 13, 2017.

BUSINESS DAY:

Any day, other than Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorised or required by law or regulation to close in the City of New York or in the City of London, England.

Interest Payment Dates:

Interest will be paid on the Contingent Capital Notes on March 31, June 30, September 30 and December 31 of each year, commencing on December 31, 2020.

Interest Record Dates:

Interest will be paid on the Contingent Capital Notes to holders of record of each Note in respect of the principal amount thereof outstanding on the close of business of the relevant Clearing System immediately preceding each Interest Payment Date (or, if the Contingent Capital Notes are held in definitive form, the 15th day preceding each Interest Payment Date).

Redemption Provisions:

The Contingent Capital Notes may be redeemed as described in the Prospectus.

U.K. BAIL-IN power:

The Contingent Capital Notes may be subject to the U.K. bail-in power as described in the Prospectus.

Sinking Fund Provisions:

No sinking fund provisions.

Closing location for delivery of Contingent Capital Notes:

Offices of Davis Polk & Wardwell London LLP, 5 Aldermanbury Square
London EC2V 7HR, United Kingdom

Names and addresses of Underwriters:

Banco Santander, S.A. Ciudad Grupo Santander Avenida de Cantabria s/n Edificio Encinar, 28660, Boadilla del Monte, Madrid, Spain	Citigroup Global Markets Limited Citigroup Centre, Canada Square Canary Wharf London E14 5LB United Kingdom
Credit Suisse Securities (Europe) Limited One Cabot Square London, E14 4QJ United Kingdom	J.P. Morgan Securities plc 25 Bank Street Canary Wharf London E145JP United Kingdom
NatWest Markets plc 36 St Andrew Square Edinburgh, EH2 2YB United Kingdom

Stock Exchange Listing:

Application has been made to the London Stock Exchange for the Contingent Capital Notes to be admitted to trading onto the International Securities Market.

Other Terms:

The Contingent Capital Notes will have additional terms as more fully described in the Disclosure Package and the Prospectus and shall be governed by the Indenture.